EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB  of San Rafael Bancorp for the quarter ended September 30, 2003, I, Michael Moulton, Chief Financial Officer of San Rafael Bancorp, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                  such Quarterly Report on Form 10-QSB of San Rafael Bancorp for the quarter ended September 30, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  the information contained in such Quarterly Report on Form 10-QSB  of San Rafael Bancorp for the quarter ended September 30, 2003, fairly presents, in all material respects, the financial condition and results of operations of San Rafael Bancorp

Dated:  November 12, 2003

BY: /s/ Michael E. Moulton

MICHAEL MOULTON

Chief Financial Officer